Exhibit 10.73

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT 9

This Amendment 9 (the “Amendment”) is made and entered into this 1st day of October, 2025 by and between NEW RISE RENEWABLES RENO, LLC (“Rise”), a limited liability company formed under the laws of the state of Delaware, and PHILLIPS 66 COMPANY (“Phillips 66”) a corporation incorporated under the laws of Delaware dated May 23, 2017. Rise and Phillips 66 arc referred to herein each individually as a “Party” and collectively as the “Parties”.

WHEREAS, Rise and Phillips 66 entered into that certain SUPPLY AND OFFTAKE AGREEMENT dated as of May 23, 2017, as amended (the “Agreement”).

WHEREAS, the Parties desire Lo amend the Agreement as provided herein upon the terms and conditions below set forth.

NOW THEREFORE. in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. the Parties hereby agree to amend the Agreement as follows:

1.	Amendment to Section 3.6. The Agreement is hereby amended by deleting Section 3.6 of the Agreement in its entirety and replacing it with the following:

Title Transfer. Phillips 66 shall at all times retain title to Feedstock while such Feedstock is located in, or otherwise held within, any storage tanks or related facilities at the Rise Facility. Title to Feedstocks shall transfer from Phillips 66 to Rise at the point where the Feedstocks exits the respective storage tank or related facilities’ flange and into the units for processing. Notwithstanding the forgoing, Rise shall bear all responsibility, risk of loss, and liability for the care, custody, handling, and maintenance of the Feedstock while such Feedstock is located in the storage tanks or related facilities, including ensuring that all such tanks are maintained, operated. and monitored and shall be responsible for any and all loss or damage to the Feedstock.

Rise shall, at its sole cost and expense, maintain, and utilize feed flow meters to accurately measure and record the volume of Feedstock transferring from any and all storage tanks and into process units, for the purpose of title transfer accounting and reporting. Rise shall furnish to Phillips 66 via electronic email a daily inventory report setting forth such metered volumes, together with any supporting data reasonably requested by Phillips 66.

The Parties shall conduct a monthly reconciliation and true up process whereby the Feedstock railcar volumes reflected on the bills of lading shall be compared and validated with the flow meter readings. In the event of a discrepancy between the bills of lading and flow meter reading;, the Parties shall in good faith resolve such discrepancy and make the appropriate adjustments to the repor1ed volumes and associated accounts.

2.	Amendment to Section 3. The Agreement is hereby amended by adding Section 3.11 to the Agreement as follows:

Reloading of Feedstock Railcars. Phillips 66 shall have the continuing right, exercisable upon written notice, lo require the reloading of Feedstock into railcars from any and all storage tanks or related facilities into which Feedstock has been delivered. Rise shall. within ten (10) days of such written notice, commence loading empty railcars with such Fcedstocks until the requested volumes have been reloaded.

Rise shall, at all times and its sole cost, maintain on site the necessary equipment to perform the reverse flow procedure in accordance with the Lift Plan attached hereto as Appendix I and the P&ID attached hereto as in Appendix II. The reverse-flow procedures, as documented in such Appendices. were devised and developed by Rise, and Rise shall be solely responsible for the operation, execution, and implementation of such procedures.

Phillips 66 shall have the right to access, visit, and inspect the Facility, including storage tanks and related equipment at any time for the purpose of confirming compliance with this Section and verifying the availability and readiness of the reverse-flow equipment and procedures.

3.	The Agreement is hereby amended such that Appendix I and Appendix II, which are attached hereto. are incorporated into this and made part of the Agreement.

All references to the Agreement in any document, instrument, agreement or writing delivered pursuant to the Agreement (as amended hereby) shall hereafter be deemed to refer to the Agreement as amended hereby.

This Amendment may be executed by Phillips 66 and Rise in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument. Facsimile and electronic (i.e., pdf transmission) signature pages shall constitute original signature pages hereunder.

Except as hereby amended, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. and the Agreement is hereby adopted, ratified, and confirmed by the Parties.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each Party hereto has caused chis Addendum to be executed by its duly authorized representative.

PHILLIPS 66 COMPANY
a Delaware corporation

By:	/s/ Erik R. Anderson
Name:	Erik R. Anderson
Title:	Global Trading Lead

NEW RISE RENEWABLES RENO, LLC
a Delaware limited liability company

By:	/s/ Jerome J. Crouthermel
Name:	Jerome J. Crouthermel
Title:	General Manager – NRRR

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Appendix I

Operational Purpose- [***]

Scope of Work- [***]

Work Plan- [***]

Loading Operations - [***]

Appendix II

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